  EXHIBIT 99.2

Worldwide Specialty Chemicals Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS
AND REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2019 AND 2018

Worldwide Specialty Chemicals Inc. and Subsidiaries

DECEMBER 31, 2019 AND 2018

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Worldwide Specialty Chemicals, Inc.

We have audited the accompanying consolidated balance sheets of Worldwide Specialty Chemicals, Inc. and subsidiaries (the “Company”), as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended.  In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2017.

/s/ Whitley Penn LLP

Dallas, Texas

July 1, 2020

F-2

Worldwide Specialty Chemicals Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31,

	2019	2018
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$408,338	$104,812
Accounts receivable	85,359	51,997
Inventory	145,747	69,197
Prepaid expenses	1,298	27,312
Other current assets	90,770	2,765
Total current assets	731,512	256,083

GOODWILL	2,294,953	2,294,953

INTANGIBLES	15,000	-

OTHER LONG-TERM ASSETS	12,700	-

FIXED ASSETS
Vehicles and trailers	194,140	208,693
Equipment	573,267	458,001
Leasehold improvements	12,190	28,854
Assets in process	41,061	-
	820,658	695,548
Accumulated depreciation	(269,128)	(178,554)
Fixed assets, net	551,530	516,994

RIGHT OF USE ASSETS	439,240	-

TOTAL ASSETS	$4,044,935	$3,068,030

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$167,539	$169,149
Accrued expenses	646,410	126,751
Related party payables	108,058	461,913
Notes payable – current portion	512,889	36,543
Right of use liabilities – current portion	186,805	-
Total current liabilities	1,621,701	794,356

NON-CURRENT LIABILITIES
Notes payable	35,660	55,126
Right of use liabilities	242,574	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 28,053,167 issued and outstanding as of December 31, 2019 and 25,531,293 issued and outstanding as of December 31, 2018	2,806	2,553
Additional paid-in-capital	13,538,623	10,020,231
Accumulated deficit	(11,390,098)	(7,778,036)
Total Worldwide Specialty Chemicals stockholders' equity	2,151,331	2,244,748
Non-controlling interest	(6,331)	(26,200)
Total equity	2,145,000	2,218,548

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,044,935	$3,068,030

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Worldwide Specialty Chemicals Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31,

	2019	2018

REVENUE	$976,671	$1,164,304
COST OF GOODS SOLD	932,032	772,656

Gross profit	44,639	391,648

OPERATING EXPENSES
General and administrative	3,358,631	3,031,201
Selling	150,602	279,739
Depreciation and amortization	172,246	110,866
Total operating expenses	3,681,479	3,421,806

OTHER (INCOME) EXPENSE
Interest income	(255)	(11)
Interest expense	22,596	7,894
Other Income	(65,923)	-
Other expense	(1,066)	60,794
Total other expense	(44,648)	68,677

Net loss	(3,592,192)	(3,098,835)

Less: net gain (loss) attributable to non-controlling interest	19,869	(29,059)

NET LOSS attributable to Worldwide Specialty Chemicals, Inc.	$(3,612,061)	$(3,069,776)

Basic and diluted loss per share	$(0.14)	$(0.12)

Weighted average shares - basic and diluted	26,221,108	25,008,486

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Worldwide Specialty Chemicals Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity (Deficit)

For the Years Ended December 31, 2019 and 2018

	Number of Shares Issued and Outstanding	Common Stock Par Value Amount	Additional Paid-in Capital	Accumulated Deficit	Non-Controlling Interest	Total

Balance as of December 31, 2017	24,300,326	$2,430	$7,661,882	$(4,711,007)	$–	$2,953,305

Warrants exercised	597,332	60	298,606	–	–	298,666

Common stock issued for cash	583,635	58	875,395	–	–	875,453

Options exercised	50,000	5	495	–	–	500

Share based compensation	–	–	1,171,753	–	–	1,171,753

Warrant modification	–	–	12,100	–	–	12,100

Cumulative retained earnings of PCNM	–	–	–	2,746	2,859	5,605

Net loss	–	–	–	(3,069,776)	(29,059)	(3,098,835)
Balance as of December 31, 2018	25,531,293	$2,553	$10,020,231	$(7,778,037)	$(26,200)	$2,218,547
Common stock issued for cash	825,332	83	1,237,917	–	–	1,238,000

Warrants exercised	260,000	26	129,974	–	–	130,000

Options exercised	50,000	5	495	–	–	500

Notes payable converted to common stock	1,386,542	139	499,861	–	–	500,000

Share based compensation	–	–	1,650,145	–	–	1,650,145

Net loss	–	–	–	(3,612,061)	19,869	(3,592,192)
Balance as of December 31, 2019	28,053,167	$2,806	$13,538,623	$(11,390,098)	$(6,331)	$2,145,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Worldwide Specialty Chemicals Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31,

	2019	2018

CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(3,592,192)	$(3,098,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	172,246	110,866
Bad debt expense	5,709	-
Loss on sale of asset	35,743	44,093
Share based compensation	1,650,145	1,171,753
Warrant modification	-	12,100
Right to use interest	5,960	-
Changes in operating assets and liabilities:
Accounts receivable	(39,071)	(2,394)
Inventory	(76,550)	(6,656)
Prepaid expenses	26,014	(19,107)
Other current assets	1,995	28,337
Accounts payable and accrued expenses	518,049	153,707
Due to related parties	(353,855)	355,450
Net cash used in operating activities	(1,645,807)	(1,250,686)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of licenses	(15,000)	-
Expenditures for property and equipment	(218,933)	(51,405)
Proceeds from sale of property and equipment	-	4,500
Net cash used in investing activities	(233,933)	(46,905)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing on convertible notes payable	910,000	-
Payments on notes payable	(17,121)	(48,102)
Payments on right of use liabilities	(78,113)	-
Proceeds from the sale of common stock	1,238,000	875,453
Proceeds from execution of warrants	130,000	298,666
Proceeds from stock options exercised	500	500
Net cash provided by financing activities	2,183,266	1,126,517

TOTAL (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	303,526	(171,074)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	104,812	275,886

CASH AND CASH EQUIVALENTS AT END OF YEAR	$408,338	$104,812

NONCASH INVESTING AND FINANCING ACTIVITIES
Convertible notes payable converted to common stock	$500,000	$-
Property and equipment purchased under financing agreements	$-	$71,534
Non-cash relief of debt for property no longer payable due to departure of executive	$-	$16,931
Cumulative retained earnings impact PCNM	$-	$5,605
Non-cash trade in of vehicle and associated debt	$26,000	$24,000
Convertible notes payable in other assets	$(90,000)	$-

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$8,842	$7,932
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Worldwide Specialty Chemicals Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NATURE OF BUSINESS

Pursuant to an Agreement and Plan of Merger dated March 23, 2020 (the “Merger Agreement”), by and among Lux Amber, Corp., a Nevada corporation (“Lux Amber” or the “Company”), Worldwide Specialty Chemicals Inc., a Delaware corporation (“Worldwide”), and its subsidiary WSC Newco, Inc., a Delaware corporation (“WSC Newco”):

(a) Worldwide transferred substantially all of its business assets to WSC Newco, and

(b) Worldwide merged with and into the Company, with the Company remaining as the surviving corporation (the “Merger”).

On March 26, 2020, the Merger transaction closed, and two state filings formalized the Merger:  a certificate of merger filed with the Delaware Secretary of State, and articles of merger filed with the Nevada Secretary of State.

Following the Merger, WSC Newco, Inc. amended its charter to reflect a change of name to “Worldwide Specialty Chemicals Inc.” and it continues the business historically conducted by Worldwide, in its capacity as a wholly-owned subsidiary of the Company.

As a consequence of the Merger, Lux Amber is no longer an early stage development company.  Lux Amber will carry forward the historical operating businesses of Worldwide and its operating subsidiaries:  Industrial Chem Solutions, Inc. (“ICS”), and Safeway Pest Elimination, LLC (“SPE”).

The current stock symbol for the Company’s common stock is LXAM.  A formal stock symbol change for the Company will be effected following a filing with and approval of FINRA. The Company’s corporate telephone number is 855-932-2228.

The Company’s subsidiaries serve as both producers and distributors of environmentally safe, specialty chemicals.  ICS and SPE are located at 145 Rose Lane, Suite 102, Frisco, TX 75036. The third subsidiary, PCNM, LLC (“PCNM”) is 49% owned, and is a Service Disabled Veteran Owned Small Business that markets the Company’s products to government agencies.

ICS and SPE products utilize all-natural and renewable resources, contain no dangerous chemicals or additives, and offer “green” solutions to its customers. ICS’s product line includes asphalt release agents, industrial cleaners, environmental remediation gels, odor control agents, and consumer friendly cleaners for a wide range of uses, including construction, environmental remediation, hazardous materials clean-up, nuclear decommissioning, industrial cleaning, and odor control.  SPE products are designed for the elimination and control of pests.

The Company’s corporate offices are located at 145 Rose Lane, Suite 102, Frisco, Texas 75036, where the Company has 12,000 square feet of office and production space under lease.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting polices consistently applied in the preparation of the accompanying consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) is as follows.

Basis of Consolidation

The consolidated financial statements include the accounts of WSC, ICS, SPE, and PCNM. All significant intercompany accounts and transactions have been eliminated in consolidation.

F-7

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

FASB ASC 825-10 requires disclosure of fair value information about certain financial instruments, including, but not limited to, cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, related party payables, and notes payable. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management at December 31, 2019 and 2018. The carrying value of the financial instruments included in the Company’s consolidated financial statements approximated their fair values.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and related party payables are carried at, or approximate, fair value as of the reporting date because of their short-term nature.

The carrying value of the notes payable approximates fair value as they bear market rates of interest.

Basic and Diluted Net Loss Per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding. Diluted loss per share has not been presented because there are no dilutive items. Diluted earnings loss per share is based on the assumption that all dilutive stock options, warrants, and convertible debt are converted or exercised by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Options, warrants and/or convertible debt will have a dilutive effect, during periods of net profit, only when the average market price of the common stock during the period exceeds the exercise or conversion price of the items.

For the years ended December 31, 2019 and 2018, approximately 82,668 and 512,668 common stock warrants, respectively, and 7,309,750 and 5,059,750 common stock options, respectively, were not added to the diluted average shares because inclusion of such warrants and options would be antidilutive.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less, when purchased, to be cash equivalents. The Company maintains cash balances at several financial institutions located throughout the United States, which at times may exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable, and current economic conditions. The determination of the collectability of amounts due requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer account, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At December 31, 2019 and 2018, the allowance for doubtful accounts was $0.

F-8

Revenue Recognition

On January 1, 2018, we adopted Accounting Standards Committee 606 (“ASC 606”), Revenue from Contracts with Customers, which provides guidance on how revenue with customers should be recognized.

Revenue is measured as the amount of consideration expected to be received in exchange for transferring goods or providing service. Revenue from product sold is recognized when obligations with the customer are satisfied, which generally occurs with the transfer or delivery of the product, signifying the point in time when the customer obtains control of the promised goods. Our performance obligation is delivering the product to the customer; and therefore, the transaction price, which is stated on the invoice, is allocated 100% to the sole performance obligation of product delivery. Revenue from service, if applicable, would be recognized when the services are provided, or the customer receives the benefit, which is over time.

Our sales policies do not provide for general rights of return, and payment is due net of 60 days. We do not record estimated reductions to revenue for customer programs and incentive offerings including pricing arrangements, promotions and other volume-based incentives at the time of the sale. We also do not record estimated reserves for product returns and credits at the time of sale and anticipated uncollectible accounts.

Inventory

Inventory is stated at the lower of cost or net realizable value, with cost determined on a first-in first-out basis. The carrying value of inventory is reduced for estimated obsolescence. The Company evaluates the inventory carrying value for potential excess and obsolete inventory exposures by analyzing historical and anticipated demand.

The following table sets forth the components of the Company’s inventory balances as of December 31:

	2019	2018
Finished goods	$89,033	$35,963
Raw materials	74,004	29,292
Packaging supplies	-	3,942
Obsolescence	(17,290)	-
	$145,747	$69,197

For the fiscal year ending December 31, 2019, the Company has elected to expense costs for packaging supplies as costs are incurred.

Fixed Assets

Fixed assets consist of furniture, fixtures and office equipment, vehicles and trailers, equipment and leasehold improvements that are stated at cost, less accumulated depreciation. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to earnings over their estimated service lives (3 – 10 years) under the straight-line method.

Maintenance and repairs are charged to earnings as incurred; major repairs and replacements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Property and equipment operated under material leases which transfer substantially all benefits and risks associated with the assets to the Company are capitalized. An asset and liability equal to the present or fair value, if appropriate, of minimum payments over the term of the leases are recorded. Depreciation of the asset is computed using the straight-line method over the life of the asset. Expenses associated with operating leases are charged to income as incurred.

F-9

Goodwill

Goodwill represents the excess of the value of the purchase price and related costs over the identifiable assets from business acquisitions. The Company conducts an annual impairment assessment, at the reporting unit level, of its recorded goodwill. The Company assesses qualitative factors in order to determine whether it is more likely than not that the fair value of a reporting unit is less than the carrying amount. The qualitative factors evaluated by the Company include: macro-economic conditions of the local business environment, overall financial performance, and other entity specific factors as deemed appropriate. If, through this qualitative assessment, the conclusion is made that it is more likely than not that a reporting unit’s fair value is less than the carrying amount, a two-step impairment test is performed. Management determined, by assessing the qualitative factors, that it is more likely than not that the fair value of the reporting unit is greater than the carrying value. Management does not consider the value of goodwill recorded for ICS in the accompanying consolidated balance sheet to be impaired as of December 31, 2019.

Share-based Compensation

The Company recognizes compensation expense for all share-based payments in accordance with FASB Codification Topic 718, Compensation — Stock Compensation, (ASC 718). Under the fair value recognition provisions of ASC 718, the Company recognizes share-based compensation expense, net of an estimated forfeiture rate, over the requisite service period of the award. The fair value at the measurement date of stock options is estimated using the Black-Scholes option-pricing model. Compensation expense is recognized on a straight-line basis over the vesting period based on the estimated number of stock options that are expected to vest. The Company estimates forfeitures to be 50% for options that vest over time.

Income Taxes

The Company accounts for Federal and state income taxes using the asset and liability approach for financial accounting and reporting for income taxes based on tax effects of differences between the financial statement and tax basis of assets and liabilities.

The Company accounts for all uncertain tax positions in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 740 – Income Taxes (“ASC 740”). ASC 740 provides guidance on de-recognition, classification, interest and penalties and disclosure related to uncertain income tax positions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as a component of income tax expense. There were no accrued interest or penalties as of December 31, 2019 and 2018.

From time to time, the Company may be audited by taxing authorities. These audits could result in proposed assessments of additional taxes. The Company believes that its tax positions comply in all material respects with applicable tax law. However, tax law is subject to interpretation, and interpretations by taxing authorities could be different from those of the Company, which could result in the imposition of additional taxes. The Company’s federal returns since 2016 are still subject to examination by taxing authorities.

Prepaid Expenses

Prepaid expenses consist of expenses the Company has paid for prior to the service or goods being provided. These prepaid expenses will be recorded as expense at the time the service or goods have been provided.

License Fee

ICS pays 10% of the net selling price of DeconGel ™ to CBI Polymers, Inc. (“CBI”), as a mutually acceptable license fee.  E. Thomas Layton, Chairman and CEO of WSC is also, the Chairman, CEO, and controlling shareholder of CBI.

Advertising Costs

The Company recognizes expenses for advertising costs as they are incurred. Advertising costs were $22,099 and $102,389 for the years ending December 31, 2019 and 2018, respectively.

F-10

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred substantial operating losses during 2019 and 2018 resulting in an accumulated deficit of $11,390,098 at December 31, 2019, and an accumulated deficit of $7,778,036 at December 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are being issued. As such, the Company will need to arrange for additional financing to fully implement its business plan, including continued growth and establishment of a stronger brand.

The Company is actively seeking growth of its product and service offerings, both organically and via new client relationships. In the ordinary course of the Company’s business, management is trying to raise additional capital through sales of common stock as well as seeking debt financing from third parties. There are no assurances that additional financing will be available on favorable terms, or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures. The failure to adequately fund its capital requirements could have a material adverse effect on the Company’s business, financial condition and results of operations, including potential discontinuance of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders. Additionally, incurring additional indebtedness could involve an increased debt service cash obligation, as well as the imposition of covenants that restrict the Company’s operations or the Company’s ability to perform on its current debt service requirements. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Recently Issued Accounting Pronouncements

Pronouncements Recently Adopted

Effective January 1, 2019, the Company adopted ASC 842, which requires recognition of a right-of-use asset and lease liability for all leases at the commencement date based on the present value of lease payments over the lease term. Additional qualitative and quantitative disclosures regarding the Company's leasing arrangements are also required. We elected the package of practical expedients permitted under the transition guidance, which allowed us to carryforward our historical lease classification, our assessment on whether a contract was or contains a lease, and our initial direct costs for any leases that existed prior to January 1, 2019. The first package of practical expedients only can be applied if lease assessment was correct under ASC 840 which defines a lease as an arrangement conveying the right to use property, plant, or equipment usually for a stated period of time. We did not elect the hindsight practical expedient in determining the lease and in assessing impairment of our right-of-use assets.  We also elected to combine our lease and non-lease components and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of operations on a straight-line basis over the lease term. Additionally, for certain equipment leases, we apply a portfolio approach to effectively account for the finance lease right-of-use (ROU) assets and lease liabilities. Upon adoption, the Company used the modified retrospective method.  There was no cumulative effect on the consolidated financial statements as of January 1, 2019, as there were no applicable leases as of that date.

Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses, which amends how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income, which applies to trade accounts receivable and the calculation of the allowance for uncollectible accounts receivable. The new standard will become effective for the Company for annual and interim periods beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this accounting guidance will have on the consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill impairment (“ASU 2017-04”), which removes Step 2 of the goodwill impairment test. A goodwill impairment will now be determined by the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. ASU 2017-04 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the effect of ASU 2017-04.

F-11

2. ACCOUNTS RECEIVABLE

Accounts receivable relate to trade receivables from product sales made by the Company. Accounts receivable consist of the following at December 31:

	2019	2018
Trade receivables	$85,359	$51,997

3. NOTES PAYABLE

Convertible Promissory Notes Payable

Throughout August 2019, the Company issued $500,000 of convertible debentures. The debentures are convertible into shares of the Company's common stock at the maturity date of the of November 15, 2019 and pay any unpaid interest at a rate of 8%. On November 15, 2019, the debentures were converted into 1,386,542 shares of common stock at a rate of $0.3606093 per share. Accrued interest paid amounted to $7,310.

Throughout December 2019, the Company issued a second round of $500,000 of convertible debentures. The debentures are convertible into shares of the Company's common stock at the maturity date of the of April 15, 2020 and pay any unpaid interest at a rate of 8%. As of December 31, 2019, $90,000 had not yet been paid and is recorded in other current assets on the balance sheet.  The second round of debentures had not been converted and the accrued interest unpaid amounted to $1,035 as of December 31, 2019.  In April 2020, the debentures noted above were converted to 1,386,542 shares of common stock at a price of $0.3606093 per share and all accrued interest was paid.

Vehicles and Equipment Notes Payable

The Company has one note payable relating to the purchase of a Company vehicle as of December 31, 2019. The balance outstanding under the note payable was $48,549 as of December 31, 2019. The note payable bears interest of 5.99% with principal and interest due monthly. The note matures in September 2023. The Company had three notes payable with separate financial institutions relating to the purchase of certain Company’s vehicles and equipment as of December 31, 2018. The balance outstanding under these notes payable was $91,669 at December 31, 2018. The notes payable bear interest ranging from 3.95% - 5.99% with principal and interest due monthly. The notes mature in July 2020, December 2020 and September 2023.

The Company’s future minimum principal payments as of December 31, 2019 are as follows:

2020	$12,888
2021	12,888
2022	12,888
2023	9,885
$48,549

4. ACCRUED EXPENSES

Accrued expenses, consisting of accrued salaries for officers and executive management and credit card payables, include the following balance at December 31:

	2019	2018
Accrued Compensation	$237,000	$126,751
Credit Card Payable	212,647	-
Other Accrued Expenses	196,763	-
	$646,410	$126,751

F-12

5. INCOME TAXES

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was signed into United States tax law, which among other provisions lowered the corporate tax rate to 21%. Given this date of enactment, the Company’s consolidated financial statements as of and for the years ended December 31, 2018 and 2019 reflect the impact of the Act.

The Company has elected C Corporation tax status. Net operating losses (“NOL”) total $11,516,464 as of December 31, 2019 and may be carried forward to offset future taxable income. As future taxable income is uncertain, a full valuation allowance has been recorded and accordingly, no current provision for income tax has been recorded in the accompanying statements of operations. NOL carry-forward benefits begin to expire in 2035.

The following table summarizes the difference between the actual tax provision and the amounts obtained by applying the statutory tax rates to the income or loss before income taxes for the years ended December 31:

	2019	2018
Tax benefit calculated at statutory rate	21%	21%
Expense not deductible	(0.06)	(0.15)
Changes to valuation allowance	(20.94)	(20.85)
Provision for income taxes	0%	0%

A deferred tax liability or asset is determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense or benefit in the accompanying consolidated statements of operations are the result of changes in the assets and liabilities for deferred taxes. The measurement of deferred tax assets is reduced, if necessary, by the amount for any tax benefits that, based on available evidence, are not expected to be realized. Income tax expense is the current tax payable or refundable for the year plus or minus the net change in the deferred tax assets and liabilities. Deferred income taxes of the Company arise from the temporary differences between financial statement and income tax recognition of NOL carry-forwards.

The deferred tax assets and liabilities in the accompanying consolidated balance sheets include the following components at December 31:

	2019	2018
Net non-current deferred tax assets:
Net operating loss carry-forward	$2,418,457	$1,673,655
Fixed assets	23,147	52,286
Net non-current deferred tax liabilities:
Intangible assets	(10,067)	(10,841)

Net	2,431,537	1,715,100
Less valuation allowance	(2,431,537)	(1,715,100)
Net deferred taxes	$–	$–

The change in valuation allowance of $716,437 in 2019 was driven primarily by the current year loss.

6. COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

Leases

The Company adopted the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) ASU 2016-02, Leases on the January 1, 2019 on a modified retrospective basis. The initial adoption of the standard recognized right-of-use assets of $493,832 and lease liabilities of $498,361 on the Company’s consolidated balance sheet with no impact on the Company's results of operations. The Company elected the hindsight practical expedient and the package of practical expedients to not reassess prior conclusions related to contracts containing leases, lease classification and initial direct costs for all leases.

F-13

As of December 31, 2019, the weighted average remaining lease term and weighted average discount rate for financing leases was 2.4 years and 3.4%, respectively. The Company's future financing lease obligations that have not yet commenced are immaterial. For fiscal year ending December 31, 2019, the Company's cash paid for financing leases was $77,618, and short-term lease costs were $82,579.

The Company’s undiscounted annual future minimum lease payments as of December 31, 2019 consist of:

2020	$161,233
2021	164,789
2022	142,465
Total lease payments	$468,477
Interest	$(25,183)
Present value of lease liabilities	$443,294

Concentrations

For the year ended December 31, 2019, the Company had two customers that represented 19% and 14% of total sales. For the year ended December 31, 2018, the Company had one customer that represented 12% of total sales.

For the year ended December 31, 2019, the Company had three customers that represented 38%, 22%, and 15% of accounts receivable. For the year ended December 31, 2018, the Company had four customers that represented 39%, 18%, 15%, and 12% of accounts receivable.

7. STOCKHOLDERS’ EQUITY

Common and Preferred Stock

As of December 31, 2019 and 2018, the authorized share capital of the Company consisted of 100,000,000 shares of common stock with $0.0001 par value, and 20,000,000 shares of preferred stock also with $0.0001 par value. No other classes of stock are authorized.

Warrants

As previously reported in the Company’s 2017 Form 10-K/A filing, during 2014 under the previous management, the Company distributed two million five hundred thousand warrants in the Company to all of its previous creditors of the Company. All warrants are exercisable at any time prior to August 30, 2017. No warrants were exercised, and all warrants expired August 30, 2017.

From October 2016 through March 2017, the Company issued 2,885,000 warrants at an exercise price of $0.50, all of which expire on December 31, 2017. On February 9, 2018, the expiration date of the warrants was extended to December 31, 2018. The fair value of these warrants upon issuance was $0.

On March 31, 2017, the Company issued 600,000 warrants at an exercise price of $.50 for services provided to a consultant. The warrants expire on March 31, 2024. The fair value of these warrants upon issuance was $302.

There were 260,000 warrants exercised during the year ended December 31, 2019 at $.50 per share for a total cash amount of $130,000. There were 597,332 warrants exercised during the year ended December 31, 2018 at $.50 per share for a total cash amount of $298,666.

F-14

As of December 31, 2019 and 2018, there were 82,668 and 342,668 common stock warrants outstanding, respectively, with an exercise price of $0.50. On December 31, 2018, 170,000 warrants expired. See Note 11 for additional warrants exercised subsequent to December 31, 2019. See chart below for additional detail:

Period	Beg. Balance	Issued	Exercised	Expired	End. Balance
2014	-	2,500,000	-	-	2,500,000
Q4 2016	2,500,000	385,000	-	-	2,885,000
Q1 2017	2,885,000	2,500,000	-	-	5,385,000
Q2 2017	5,385,000	600,000	-	-	5,985,000
Q3 2017	5,985,000	-	-	2,500,000	3,485,000
Q4 2017	3,485,000	-	2,375,000	-	1,110,000
Q1 2018	1,110,000	-	80,000	-	1,030,000
Q2 2018	1,030,000	-	332,332	-	697,668
Q3 2018	697,668	-	125,000	-	572,668
Q4 2018	572,668	-	60,000	170,000	342,668
Q1 2019	342,668	-	-	-	342,668
Q2 2019	342,668	-	70,000	-	272,668
Q3 2019	272,668	-	190,000	-	82,668
Q4 2019	82,668	-	-	-	82,668

Stock option plan

Effective February 1, 2017, the Company established the 2016 Stock Option Plan (the “Plan”). The Board of Directors of the Company has the authority and discretion to grant stock options. The maximum number of shares of stock that may be issued pursuant to the exercise of options under the Plan is 5,500,000. Eligible individuals include any employee or director of the Company and any consultant providing services to the Company. The expiration date and exercise price for each stock option grant are as established by the Board of Directors of the Company. No option may be issued under the Plan after February 1, 2027. On March 18, 2018, the Plan was amended to increase the maximum number of shares of stock that may be issued to 5,000,000. On July 10, 2018, the Plan was amended to increase the maximum number of shares of stock that may be issued to 5,500,000. In November of 2019, the Plan was further amended to increase the shares of stock that may be issued to 10,000,000.

Stock option activity during the year ended December 31, 2019 is summarized as follows:

	Shares Under Option	Price Per Share	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life

Outstanding - beginning of year	5,059,750	$0.00-1.50	$0.39	104 months
Granted	2,300,000	$1.50	$1.50
Exercised	50,000	$0.01	$0.01
Canceled or expired	–	–	–
Outstanding - end of year	7,309,750	$0.00-1.50	$1.18	117 months

Exercisable - end of year	6,366,417		$0.91	99 months

F-15

Stock option activity during the year ended December 31, 2018 is summarized as follows:

	Shares Under Option	Price Per Share	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life

Outstanding - beginning of year	3,439,750	$0.00-1.50	$0.39	76 months
Granted	1,670,000	$0.00-1.50	$0.39
Exercised	50,000	$0.01	$0.01
Canceled or expired	–	–	–
Outstanding - end of year	5,059,750	$0.00-1.50	$0.39	104 months

Exercisable - end of year	4,099,417		$0.42	106 months

The fair value of each option grant is calculated using the following assumptions:

	2019	2018
Expected life – years	3.25 – 5	3.25 – 10
Interest rate	1.60 -2.56%	2.55-2.85%
Volatility	71.70%	71.70%
Dividend yield	–%	–%

The intrinsic value of all options exercised during fiscal year 2019 was $1.49 as the strike price was $.01 compared to the stock price of $1.50.  Aggregate intrinsic value for all options outstanding as of December 31, 2019 and 2018, respectively was $2,339,120 and $5,616,323. Aggregate intrinsic value for all options exercisable as of December 31, 2019 and 2018, respectively was $3,756,186 and $4,427,370. The fair value of all shares that vested during fiscal year 2019 and 2018 was $1,569,105 and $1,146,974, respectively.

Total share-based compensation expense (including stock grants) included in salaries and wages was $1,650,145 for the year ended December 31, 2019 and $1,171,753 for the year ended December 31, 2018. Unamortized share-based compensation expense as of December 31, 2019 amounted to $539,381 which is expected to be recognized over the next 35 months.

8. RELATED PARTY TRANSACTIONS

Throughout 2019 and 2018, the Company incurred consulting fees of $33,000 and $217,000, respectively, to three current shareholders. The unpaid balance due was $0 and $176,000 as of December 31, 2019 and 2018, respectively is included in accounts payable in the accompanying consolidated financial statements.

The Company is in effect a sales representative of CBI pursuant to the Exclusive Patent License Agreement between the Company and CBI. CBI and the Company are companies under the common control of E. Thomas Layton, the Company’s chairman and chief executive officer. There are no other transactions or contracts between CBI and the Company other than those discussed in this report.

An officer of the Company is the owner of another entity that has a consulting agreement with the Company and was paid approximately $75,262 during the year ended December 31, 2019 and $25,000 from May 18, 2018, when he was elected, through December 31, 2018.

The Company has a lease agreement with a company that is owned and operated by the spouse of the Chairman and CEO, E. Thomas Layton.  Total payments during the year ending December 31, 2019 amounted to $73,088. Included in this total is $11,537 in depreciation reserve payments and $8,250 in lease payments. The Company also has a lease agreement with a company that is owned and operated by Mr. Layton. Total payments during the year ending December 31, 2019 amounted to $13,357.

The Company also has a consulting agreement with the company owned by the spouse of Mr. Layton. During the year ended December 31, 2019, the Company had paid approximately $53,301 in consulting fees.

Throughout the fiscal year ending December 31, 2019, the Company had numerous transactions noted above between Mr. Layton.  The amount owed to Mr. Layton from the Company as of December 31, 2019 is $108,058.

F-16

9. REVENUE FROM CONTRACTS WITH CUSTOMERS

As a result of the adoption of ASC 606, all revenue transactions are completed at the time of delivery the Company’s goods to its customers.  There were deliveries in transit as of December 31, 2019.  Therefore, the Company has no outstanding performance obligations as of December 31, 2019. Additionally, the Company has no long-term contracts with its customers, therefore there are no contract balances at fiscal year-end December 31, 2019.

10. VARIABLE INTEREST ENTITIES

The Company owns 49% of the subsidiary PCNM.  As the Company is directly involved with the management of the entity, the Company considers themselves to be the primary beneficiary, thus requiring consolidation. There has been no change in circumstances since PCNM was founded in late 2017. PCNM is yet to generate any gross revenue to pay for start-up expenses.  Accordingly, PCNM will be dissolved. The assets and liabilities that are included in consolidated financial statements include $1,433 of current/total assets and $14,639 of current/total liabilities. There are no intra company liabilities that are eliminated upon consolidation.  Due to the nature of the relationship between the two entities, there are no restrictions on the assets and either entity may enter into liability arrangements on behalf of PCNM.

11. SUBSEQUENT EVENTS

In fiscal year 2020, the Company has issued an additional $901,600 of convertible debentures and has received all of the proceeds from the debentures. On April 30, 2020, the second tranche of debentures, described in Note 3, totaling $500,000 was converted into 1,386,542 shares of common stock at a per share price of $0.3606093.

In fiscal year 2020, the Company received $35,000 from a related party, Maine Consultants, Inc. and in exchange therefor, issued a promissory note to Maine Consultants.  On May 13, 2020 the promissory note was paid in full.

Effective March 23, 2020, the Company and its subsidiary WSC Newco completed a merger with Lux Amber, Corp., a Nevada corporation.  Pursuant to the merger agreement, the following steps occurred simultaneously:

1.

all shares of Lux Amber common stock issued and outstanding immediately prior to the effective time of the merger (2,000,000 restricted shares plus 1,150,000 free trading shares) were automatically exchangeable for cash in the amount of $350,000, provided by the Company;

2.	the 2,000,000 restricted shares of Lux Amber common stock were cancelled;

3.

1,148,000 of the free trading shares of Lux Amber common stock were transferred from the Lux Amber stockholders directly to the Worldwide stockholders, pro rata to their ownership of Worldwide common stock; and

4.	an additional 26,905,167 newly-issued shares of restricted Lux Amber common stock were distributed to the Worldwide stockholders, pro rata to their ownership of Worldwide common stock.

During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus ("COVID-19"). The pandemic has significantly impacted the economic conditions in the U.S., accelerating during the first half of March, as federal, state and local governments react to the public health crisis, creating significant uncertainties in the U.S. economy. In March 2020, we noticed a strong decline in orders from our customers, as businesses around the country began to cease their operations due to COVID-19. In an attempt to mitigate the ongoing impact of the pandemic on our cash flows certain actions were taken. The actions include targeted reductions in discretionary operating expenses such as advertising and payroll expenses, reducing capital expenditures, and reducing travel for business development purposes.

The Paycheck Protection Program (“PPP”) loan is a loan from the U.S. Small Business Administration (“SBA”) that helps businesses keep their workforce employed during the Coronavirus (COVID-19) crisis. SBA will forgive loans if all employees are kept on the payroll for eight weeks and the money is used for payroll, rent, mortgage interest, or utilities.  On May 8, 2020, the Company received a PPP loan in the  amount of $100,344.

Continued impacts of the pandemic have had a material adverse impact on our revenues, earnings, liquidity and cash flows, and may require additional actions in response, including, but not limited to, employee layoffs, reduced production, or further expense reductions, all in an effort to mitigate such impacts. The extent of the impact of the pandemic on our business and financial results will depend largely on future developments, including the duration of the spread of the outbreak within the U.S., and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted. This situation is rapidly changing and additional impacts to the business may arise that we are not aware of currently. While the disruption is currently expected to be temporary, there is uncertainty around the duration. The ultimate impact of the pandemic on the Company’s results of operations, financial position, liquidity or capital resources cannot be reasonably estimated at this time.

F-17